January 27, 2014

Dear Jim,

Thank you for verbally accepting our offer to you to serve as senior vice president, Northeast Gathering and Processing. As we have previously communicated, the position will require relocation to Pennsylvania and you will receive the Guaranteed Purchase Option (Plan A) relocation plan in order to assist you in your move, subject to certain repayment obligations if you voluntarily terminate employment within two years of January 23, 2014, the effective date of your new position in Pennsylvania. Williams also agrees that, in the event of your death, retirement, or should your employment involuntarily terminate, other than for gross misconduct, you (or your family in the event of your death) will receive relocation benefits of equal or lesser value to your move from Oklahoma to Pennsylvania (“Relocation from Pennsylvania Benefits”).

Please acknowledge your acceptance of Williams’ commitment to provide Relocation from Pennsylvania Benefits by signing below.   If you have any questions, please feel free to contact me by phone or by email.

Sincerely,

Stephanie Cipolla
Vice President
Human Resources

SIGNATURE: /s/ James E. Scheel_________________ DATE: __3/19/14__________________
                       Jim Scheel